FACILITY LETTER FOR ISSUANCE OF CREDITS FROM: Citibank Europe Plc, a company incorporated in Ireland (with company registration number 132781) whose registered office is at 1 North Wall Quay, Dublin 1, Republic of Ireland (the “Bank"). TO: AXIS Specialty Limited (“ASL”) AXIS Re SE (formerly, AXIS Re Limited) AXIS Specialty Europe SE (formerly, AXIS Specialty Europe Limited) AXIS Insurance Company AXIS Surplus Insurance Company AXIS Reinsurance Company (the “Companies”; each, a “Company”) DATE: 26 March 2024 Dear Sirs 1. Master Agreement: We refer to and incorporate into this Facility Letter the provisions of the insurance letters of credit - master agreement (Form 3/CEP) dated 14 May 2010 between, among others, each Company and the Bank, as amended by amendment agreements dated 27 January 2012 and 27 March 2017 and as amended and restated pursuant to an amendment and restatement agreement dated on or about the date of this Facility Letter (the “Master Agreement”). Unless otherwise indicated, capitalised words used in this Facility Letter shall have the same meanings given to them in the Master Agreement. The principles of interpretation set out in clauses 12.2 and 12.3 of the committed facility letter made between the Parties and originally dated 18 December 2015 as amended from time to time and as amended and restated on or about the date of this Facility Letter shall be deemed to be incorporated into this Facility Letter and any references in those clauses to “this Letter” shall be construed as a reference to this Facility Letter. 2. Uncommitted facility: Subject to the terms of the Master Agreement, the Bank makes available to the Companies an uncommitted collateralised letter of credit issuance facility pursuant to which the Bank may from time to time, at its sole discretion, issue Credits (the “Facility”). 3. Dates: No Credit will be issued after the Issuance Cut-Off Date and no Credit will be issued with an expiry date after the Facility Expiry Date. The Issuance Cut-Off Date and Facility Expiry Date shall be notified by the Bank to the Companies from time to time. 4. Currencies (a) Without prejudice to the uncommitted nature of the Facility, the Bank will only consider issuing a Credit that is denominated in an Approved Currency (as defined in paragraph (b) below). (b) The Approved Currencies are: (i) US dollars, euros, Australian dollars, New Zealand dollars and Canadian dollars; and (ii) any currency which the Bank may designate as such from time to time, excluding any currency which the Bank may notify the Companies as no longer being an Approved Currency. 5. Conditions subsequent: ASL and Axis Re SE shall each ensure that, no later than 60 days after the date of this Facility Letter, it has opened, with the Bank or with Citibank, N.A., London branch, one or more cash collateral accounts (as required by the Bank) in respect of which it has granted security to the Bank in form and substance satisfactory to the Bank and which have been funded with an initial minimum balance and in such currencies as set out in the table below. ASL and Axis Re SE each acknowledge and agree that the required minimum balance may fluctuate from time to time and each undertakes to maintain such amount as the Bank (acting reasonably) may notify to that Company from time to time. Company Currency Amount (local currency) AXIS RE SE AUD 37.5 million AXIS RE SE CAD 12.5 million

AXIS RE SE EUR 4.7 million Company Currency Amount (local currency) AXIS SPECIALTY LIMITED AUD 21.7 million AXIS SPECIALTY LIMITED CAD 21 million 6. Change of control: Each Company shall, promptly upon it becoming aware of the event, provide the Bank with notice of any change in that Company’s ownership structure such that its ultimate parent (as at the date of this Facility Letter) ceases to own, directly or indirectly, a majority of the equity of that Company, or upon any announcement of such a restructuring by the parent. The occurrence of any such event shall entitle the Bank, in its reasonable discretion, to terminate the facility made available to the Companies pursuant to this Facility Letter; provided however that (x) in determining whether or not to terminate the facility, the Bank will take into consideration the identity of the new owner and whether such new owner violates the Bank’s anti-money-laundering, know-your-customer and/or credit policies and procedures and (y) if the Bank so requests, the relevant Company agrees to provide (or procure the provision by the new owner) to the Bank such documents, information and other evidence as the Bank may reasonably request in order to comply with the Bank’s anti-money laundering, know-your-customer and credit policies and procedures in relation to the new owner. 7. Security coverage Each Company shall ensure that at all times it complies with any collateral requirements (including but not limited to any collateral requirements requiring a minimum value of collateral to be maintained at any time) set out in any Pledge Agreement or RDA to which it is a party. 8. Data protection. 8.1 Compliance with law. Each party will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under this Facility Letter. Without limiting the foregoing, each Company warrants that: (i) any personal data that it provides to the Bank has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to the Bank; (ii) if any such personal data is provided to the Bank, it shall provide notice to, and shall seek consent from (and promptly upon the Bank’s request shall provide evidence to the Bank of having provided such notices and/or obtained such consents), data subjects regarding the Bank’s processing of their personal data in accordance with any instructions of the Bank from time to time; and (iii) pursuant to clause (ii) it will provide any such data subjects with a copy of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as the Bank may notify to the Companies from time to time). 8.2 Mutual cooperation. Each party will promptly notify, and reasonably cooperate with and provide information to, the other party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under this Facility Letter, in each case to the extent reasonably necessary to enable the other party to meet its obligations to data subjects and/or supervisory authorities. 8.3 Definitions. The terms ‘personal data’, ‘processing’, ‘data subject’ and ‘supervisory authority’ shall have the respective meanings set forth in the General Data Protection Regulation (EU) 2016/679, as amended or superseded from time-to-time. 9. Recognition of bail-in. 9.1 Notwithstanding any other terms of this Facility Letter, any other Facility Document or any other agreement, arrangement or understanding between the parties, each counterparty (including a Company) to a BRRD Party acknowledges and accepts that any liability of a BRRD Party to it under or in connection with this Facility Letter may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of (i) any Bail-In Action in relation to any such liability, including (without limitation) (A) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability, (B) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it and (C) a cancellation of any such liability and (ii) a variation of any terms of this Facility Letter to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 9.2 For the purposes of this Clause 9 (Recognition of Bail-In): (i) "Bail-In Action" means the exercise of any Write-down and Conversion Powers. (ii) "Bail-In Legislation" means, in relation to Ireland, the European

Union (Bank Recovery and Resolution) Regulations 2015 (S.I. No. 289/2015). (iii) "BRRD" means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. (iv) "BRRD Party" means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD, including Citibank Europe plc. (v) "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. (vi) "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. (vii) "Write-down and Conversion Powers" means, in relation to Ireland, any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Ireland, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, including but not limited to the Bail-In Legislation and Regulation (EU) No 806/2014 and the instruments, rules and standards created thereunder, pursuant to which (A) any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period) and (B) any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised. 10. Increased Costs 10.1 Subject to Clause 10.2, each Company shall, within six Business Days of a demand by the Bank, pay the Bank the amount of any Increased Costs incurred by the Bank or any of its affiliates as a result of: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (b) compliance with any law or regulation, made after the date of this Facility Letter. 10.2 Clause 10.1 does not apply to the extent any Increased Cost is (a) attributable to a Tax Deduction required by law to be made by a Company, (b) compensated for by clause 16.3 (Tax indemnity) of the Master Agreement (or would have been compensated for under clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 16.3(b) (Tax indemnity) applied), or (c) attributable to the wilful breach by the Bank or its affiliates of any law or regulation. 10.3 In this Clause 10, Increased Cost means: (a) a reduction in the rate of return from the Facility or on the overall capital of the Bank or any of its affiliates; (b) an additional or increased cost; or (c) a reduction of any amount due and payable under the Facility, which is incurred or suffered by the Bank or any of its affiliates to the extent that it is attributable to the Bank funding or performing its obligations under the Facility. 11. Governing Law 11.1 This Facility Letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law and the parties agree that the English courts shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with this Facility Letter (including a dispute relating to the existence, validity or termination of this Facility Letter or any non-contractual obligation arising out of or in connection with this Facility Letter). 11.2 A person who is not a party to this Facility Letter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Facility Letter. 11.3 Each Company designates the address below as its address for service of all claim forms, application notices, judgments, orders or other notices of English legal process relating to this Facility Letter and any other Facility Document governed by English law. AXIS UK SERVICES LIMITED 52 Lime Street London EC3M 7AF United Kingdom Phone: +44-20-7877-3800 Items served at this address must be marked for the attention of the relevant Company.

11.4 All Companies must have the same address for service and it must be an address in London, United Kingdom. If the Companies wish to change their address for service, ASL may do so by giving the Bank at least 10 Business Days’ written notice of the new address for service. 12. Designation as a Facility Document The parties designate this Facility Letter as a Facility Document. Although the Bank may withdraw the offer made in this Facility Letter at any time, the offer shall automatically expire at close of business on the 14th day after the date of this Facility Letter unless before such expiry each Company has delivered to the Bank a copy of this Facility Letter duly signed by that Company as indicated below. [SIGNATURE PAGES TO FOLLOW]

Signature page to the Facility Letter Signed for and on behalf of Citibank Europe Plc by: /s/ Niall Tuckey Name: Niall Tuckey Position: Director

We accept this Facility Letter and agree to be bound by the Facility Agreement in the capacity as a Company. Signed for and on behalf of AXIS Specialty Limited by: /s/ Jamie Steeves Name: Jamie Steeves Position: Director, President & CEO Signed for and on behalf of AXIS Re SE by: /s/ Helen O’Sullivan Name: Helen O’Sullivan Position: Director Signed for and on behalf of AXIS Specialty Europe SE by: /s/ Helen O’Sullivan Name: Helen O’Sullivan Position: Director Signed for and on behalf of AXIS Insurance Company by: /s/ Andrew M. Weissert Name: Andrew M. Weissert Position: Director Signed for and on behalf of AXIS Surplus Insurance Company by: /s/ Andrew M. Weissert Name: Andrew M. Weissert Position: Director Signed for and on behalf of AXIS Reinsurance Company by: /s/ Andrew M. Weissert Name: Andrew M. Weissert Position: Director